EXHIBIT 99.2

JOINT FILER INFORMATION

Item	Information
Name:	Banc of America Preferred Funding Corporation

Address:	214 North Tryon Street

Charlotte, North Carolina 28255

Date of Event Requiring Statement (Month/Day/Year):	May 28, 2020

Issuer Name and Ticker or Trading Symbol:	Invesco California Value Municipal Income Trust [VCV]

Relationship of Reporting Person(s) to Issuer:	10% Owner

If Amendment, Date Original Filed (Month/Day/Year):	Not Applicable

Individual or Joint/Group Filing:	Form filed by More than One Reporting Person

Signature:	Banc of America Preferred Funding Corporation

	By:	/s/ Michael Jentis
Name: Michael Jentis
Title: Authorized Signatory
Date: October 27, 2020